EXHIBIT (a)1(d)

                           MASON STREET FUNDS, INC.

                            ARTICLES SUPPLEMENTARY

     Mason Street Funds, Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: The Board of Directors, at its August 7, 2003 meeting, adopted resolutions reclassifying authorized but unissued Class A shares of each series of stock ("Series") of the Corporation (reclassifying an aggregate of One Billion Four Hundred and Seventy Million (1,470,000,000) Class A shares of stock of the Corporation) into additional "Class B" shares of each such Series of the Corporation and into a new "Class C" of each such Series of the Corporation as follows:

           Series             Class of Series           Shares Classified
           ------             ---------------           -----------------

Small Cap Growth Stock Fund        Class B                   75,000,000
                                   Class C                   75,000,000
Aggressive Growth Stock Fund       Class B                   75,000,000
                                   Class C                   75,000,000
International Equity Fund          Class B                   90,000,000
                                   Class C                   30,000,000
Index 400 Stock Fund               Class B                  120,000,000
                                   Class C                   30,000,000
Growth Stock Fund                  Class B                   75,000,000
                                   Class C                   75,000,000
Large Cap Core Stock Fund          Class B                   75,000,000
                                   Class C                   75,000,000
Index 500 Stock Fund               Class B                  120,000,000
                                   Class C                   30,000,000
Asset Allocation Fund              Class B                   75,000,000
                                   Class C                   75,000,000
High Yield Bond Fund               Class B                   60,000,000
                                   Class C                   60,000,000
Select Bond Fund                   Class B                   60,000,000
                                   Class C                   60,000,000
Municipal Bond Fund                Class B                   30,000,000
                                   Class C                   30,000,000

      SECOND: The shares designated and reclassified in Article FIRST of these Articles Supplementary, shall have the preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, conversion rights, and terms and conditions of redemption as set forth in Article FOURTH, paragraphs (d), (e) and (f) and elsewhere in the Corporation's Articles of Incorporation, as supplemented (the "Charter"). In addition, the Class C shares shall be subject to such fees and expenses under a Rule 12b-1 plan as may be established for the Class C shares from time to time by the Board of Directors and such contingent deferred sales charges as may be established from time to time by the Board of Directors. The Class C shares may be exchanged only for Class C shares of another Series, with such exceptions and subject to such terms and conditions as may be set by the Board of Directors;

      THIRD: Immediately prior to the effectiveness of these Articles Supplementary, the Corporation had the authority to issue three billion three hundred million (3,300,000,000) shares of stock with a par value of $0.001 per share and with an aggregate par value of three million three hundred thousand dollars ($3,300,000), of which the Articles of Incorporation and the Board of Directors had previously designated and classified three billion three hundred million (3,300,000,000) shares as follows:


           Series             Class of Series           Shares Classified
           ------             ---------------           -----------------

Small Cap Growth Stock Fund        Class A                  299,635,857
                                   Class B                      364,143
Aggressive Growth Stock Fund       Class A                  299,148,534
                                   Class B                      851,466
International Equity Fund          Class A                  299,529,375
                                   Class B                      470,625
Index 400 Stock Fund               Class A                  299,180,155
                                   Class B                      819,845
Growth Stock Fund                  Class A                  299,449,866
                                   Class B                      550,134
Large Cap Core Stock Fund          Class A                  299,482,867
                                   Class B                      517,133
Index 500 Stock Fund               Class A                  298,001,798
                                   Class B                    1,998,202
Asset Allocation Fund              Class A                  298,275,761
                                   Class B                    1,724,239
High Yield Bond Fund               Class A                  299,289,744
                                   Class B                      710,256
Select Bond Fund                   Class A                  298,869,281
                                   Class B                    1,130,719
Municipal Bond Fund                Class A                  299,713,891
                                   Class B                      286,109

      FOURTH: Immediately following the effectiveness of these Articles Supplementary, the Corporation will have authority to issue three billion three hundred million (3,300,000,000) shares of stock with a par value of $0.001 per share and with an aggregate par value of three million three hundred thousand dollars ($3,300,000), of which the Board of Directors has designated and classified three billion three hundred million (3,300,000,000) shares as follows:


           Series             Class of Series           Shares Classified
           ------             ---------------           -----------------

Small Cap Growth Stock Fund        Class A                  149,635,857
                                   Class B                   75,364,143
                                   Class C                   75,000,000
Aggressive Growth Stock Fund       Class A                  149,148,534
                                   Class B                   75,851,466
                                   Class C                   75,000,000
International Equity Fund          Class A                  179,529,375
                                   Class B                   90,470,625
                                   Class C                   30,000,000
Index 400 Stock Fund               Class A                  149,180,155
                                   Class B                  120,819,845
                                   Class C                   30,000,000
Growth Stock Fund                  Class A                  149,449,866
                                   Class B                   75,550,134
                                   Class C                   75,000,000
Large Cap Core Stock Fund          Class A                  149,482,867
                                   Class B                   75,517,133
                                   Class C                   75,000,000
Index 500 Stock Fund               Class A                  148,001,798
                                   Class B                  121,998,202
                                   Class C                   30,000,000
Asset Allocation Fund              Class A                  148,275,761
                                   Class B                   76,724,239
                                   Class C                   75,000,000
High Yield Bond Fund               Class A                  179,289,744
                                   Class B                   60,710,256
                                   Class C                   60,000,000
Select Bond Fund                   Class A                  178,869,281
                                   Class B                   61,130,719
                                   Class C                   60,000,000
Municipal Bond Fund                Class A                  239,713,891
                                   Class B                   30,286,109
                                   Class C                   30,000,000

      FIFTH: The shares of stock of the Corporation classified and/or reclassified herein have been so classified and/or reclassified by the Board of Directors under the authority contained in the Charter.

      SIXTH: The shares of each Series and of each class of each Series shall be subject to all provisions of the Charter.

      SEVENTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

      EIGHTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

      NINTH: These Articles Supplementary neither increase nor decrease the total number of shares of capital stock that the Corporation has authority to issue.

      IN WITNESS WHEREOF, Mason Street Funds, Inc. has caused these Articles Supplementary to be signed in its name on its behalf by its President who acknowledges that these Articles Supplementary are the act of the Corporation, and, as to all other matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects and that this statement is made under the penalties for perjury.

ATTEST:                                   MASON STREET FUNDS, INC.


/s/MERRILL C. LUNDBERG                    By: /s/MARK G. DOLL
-----------------------------                 ------------------------
Merrill C. Lundberg                            Mark G. Doll
Secretary                                      President

Date: August 13, 2003


CORPORATE SEAL